SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549-1004

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 10, 2003

Asia Global Crossing Ltd.

(Exact Name of Registrant as Specified in Charter)

Bermuda (State or Other Jurisdiction of Incorporation)	000-30994 (Commission File Number)	98-022-4159 (IRS Employer Identification No.)

Mintflower Place, 2nd Floor, 8 Par-La-Ville Road Hamilton, Bermuda (Address of Principal Executive Offices)	HM08 (Zip Code)

Registrant’s telephone number, including area code (441) 296-6485

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5. Other Events.

     On March 10, 2003, Asia Global Crossing Ltd. (the “Company”) announced the sale of substantially all of the Company’s operating subsidiaries, excluding Pacific Crossing Ltd. and related entities, to Asia Netcom Corporation Limited, a company organized by China Netcom Corporation.

     A copy of the press release announcing the foregoing is attached hereto as Exhibit 99.1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

99.1	Press Release, dated March 11, 2003.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASIA GLOBAL CROSSING LTD.

By:	/s/Stefan C. Riesenfeld

Name: Stefan C. Riesenfeld Title: Chief Financial Officer

Dated: March 11, 2003

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated March 11, 2003.